Exhibit 10.15
ALLONGE
(Term Revolving Note)
     THIS ALLONGE is made and entered into as of the 19th day of October, 2007, by and between US BIO ALBERT CITY, LLC, an Iowa limited liability company (“Borrower”) and AGSTAR FINANCIAL SERVICES, PCA (“Lender”).
RECITALS
     A. Borrower previously executed and delivered to the Lender a Term Revolving Note in the original principal amount of $17,000,000.00, dated February 26, 2007 (the “Note”) to which this Allonge is attached.
     B. Borrower has requested that Lender amend certain terms of the Note; and, Lender is willing to make such modifications to the terms of the Note, all in accordance with the terms and conditions of this Allonge.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Allonge and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower and Lender, the parties agree as follows:
     1. Modification of Note. Notwithstanding any of the provisions of that certain Master Loan Agreement dated as of November 15, 2005, as amended by that certain Amendment No.1 and Waiver to Master Loan Agreement dated as of July 31, 2006, and by that certain Amended and Restated Master Loan Agreement dated as of February 26, 2007, and by that certain Amendment No. 1 to Amended and Restated Master Loan Agreement dated October 19, 2007 (as amended, the “MLA”); or that certain Fourth Supplement to the Master Loan Agreement dated as of February 26, 2007, as amended by that certain Amendment No. 1 to Fourth Supplement to the Master Loan Agreement effective as of October 19, 2007 (as amended, the “Fourth Supplement”), section 7 of the Note is deleted in its entirety.
     2. Remaining Terms. All other terms and provisions of the Note shall remain in full force and effect, enforceable by Lender against Borrower as fully as though no amendments had been made hereby, and this Allonge shall not be deemed to hinder, compromise or lessen the enforceability of the Note, or any mortgage, security interest, guaranty or other Loan Document securing repayment of the Note, in any way.
     IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be duly executed and delivered as of the date and year first above written.
BORROWER:

US BIO ALBERT CITY, LLC, an Iowa limited liability company

/s/ Kelly S. Langley By: Kelly S. Langley
Its: Treasurer